UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2013
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McDermott International, Inc.
(Exact name of registrant as specified in its charter)
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REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

757 N. Eldridge Parkway		77079
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (281) 870-5000

 (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2013, McDermott International, Inc. (the “Borrower” or “McDermott’) and certain of its wholly owned subsidiaries, as guarantors, entered into a fourth amendment (“Amendment No. 4”) to the credit agreement dated May 3, 2010, among the Borrower, Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, and certain lenders and letter of credit issuers party thereto (as amended prior to Amendment No. 4, the “Credit Agreement”).

Amendment No. 4 amended the Credit Agreement to, among other things:  (1) add $33.3 million to the calculation of EBITDA (as defined in the Credit Agreement) for the fiscal quarter ended September 30, 2013; (2) increase the maximum permitted leverage ratio of total indebtedness to EBITDA from 3.00:1.00 to 3.75:1.00 for the quarter ending June 30, 2014 and to 3.50:1.00 for the quarter ending September 30, 2014; (3) subject to several limitations and conditions, permit the Borrower to incur indebtedness secured by a second lien on the collateral securing obligations under the Credit Agreement (“Permitted Second Lien Debt”); and (4) limit the Borrower’s ability to repay Permitted Second Lien Debt.

The Credit Agreement, as amended by Amendment No. 4, also provides that if the Borrower issues specified types of senior unsecured notes or incurs Permitted Second Lien Debt in excess of $300.0 million:  (1) from the date of such issuance or incurrence until March 31, 2014, the maximum permitted leverage ratio will increase from 3.75:1.00 to 5.00:1.00; (2) for the fiscal quarter ending June 30, 2014, the maximum permitted leverage ratio will increase from 3.75:1.00 to 4.00:1.00; and (3) from the date of such issuance or incurrence until the quarter ending September 30, 2014, the Borrower will have to comply with a maximum permitted secured leverage ratio of total indebtedness outstanding under the Credit Agreement to EBITDA of 2.00:1.00.

In connection with entering into Amendment No. 4, the Borrower paid a consent fee to the lenders party thereto.

The foregoing summary is qualified in its entirety by reference to the complete text of Amendment No. 4, which is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 above is incorporated by reference herein.

Item 8.01	Other Events.

Mr. D. Bradley McWilliams, McDermott’s current Lead Director of the Board of Directors (the “Board”), has been appointed as Chairman of the Board effective December 31, 2013. In accordance with our non-employee director compensation program, Mr. McWilliams will receive an annual non-executive chairman retainer of $150,000, pro-rated for the period through May 6, 2014 and paid monthly, in addition to fees he already receives for his service as a director.

A copy of our press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

4.1           Amendment No. 4, dated as of November 15, 2013, entered into by and among McDermott International, Inc., as borrower, certain of its wholly owned subsidiaries, as guarantors, certain banks and financial institutions executing the signature pages thereto, as lenders and letter of credit issuers, and Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.

99.1          Press Release dated November 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Perry L. Elders
Perry L. Elders
Senior Vice President and Chief Financial Officer

November 21, 2013

EXHIBIT INDEX

No.	Description

4.1
Amendment No. 4, dated as of November 15, 2013, entered into by and among McDermott International, Inc., as borrower, certain of its wholly owned subsidiaries, as guarantors, certain banks and financial institutions executing the signature pages thereto, as lenders and letter of credit issuers, and Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.

99.1	Press Release dated November 21, 2013.